Exhibit 99.1

Kimco Realty Announces First Quarter 2016 Operating Results

Company Remains Focused on 2020 Vision: Sustaining High Occupancy, Reducing Joint Venture and Canadian Portfolios, and Further Strengthening the Balance Sheet

NEW HYDE PARK, N.Y.--(BUSINESS WIRE)--April 27, 2016--Kimco Realty Corp. (NYSE: KIM) today reported results for the first quarter ended March 31, 2016.

First Quarter Highlights and Subsequent Activity

  Funds from Operations (FFO) per diluted share increased 2.7% for the first quarter over the comparable 2015 period; FFO as adjusted per diluted share increased 2.8% during the same period;
  U.S. pro-rata occupancy remained steady at 95.8%, a ten basis point improvement from the first quarter of 2015;
  Pro-rata rental-rate spreads on new leases increased 19.1%;
  Repaid $401.2 million in total consolidated debt, with a weighted average rate of 5.83%, during the first quarter;
  Raised $138.5 million (through April 13, 2016) from the issuance of 4.96 million shares of common stock at a weighted average price of $28.20 per share under the company’s “at-the-market continuous offering program” (the “ATM program”); and
  In April, acquired the remaining 45% ownership interest in the Oakwood Plaza shopping center and Dania Pointe development project for a gross purchase price of $299.2 million.

Financial Results

Net income available to common shareholders for the first quarter of 2016 was $129.2 million, or $0.31 per diluted share, compared to $295.8 million, or $0.71 per diluted share, for the first quarter of 2015. Net income available to common shareholders during the first quarter of 2016 included $72.5 million of gains on the sales of operating properties and partnership interests and $5.9 million of impairments attributable to the sale or pending disposition of operating properties. This compares to $237.8 million of gains on the sales of operating properties and partnership interests and $5.6 million of impairments attributable to the sale or pending disposition of operating properties during the first quarter of 2015. Both operating property impairments and gains on sales are excluded from the calculation of FFO.

FFO available to common shareholders, a widely accepted supplemental measure of REIT performance, was $158.2 million, or $0.38 per diluted share, for the first quarter of 2016 compared to $153.5 million, or $0.37 per diluted share, for the first quarter of 2015.

FFO available to common shareholders as adjusted, which excludes the effects of non-operating impairments and transactional income and expenses, was $152.9 million, or $0.37 per diluted share, for the first quarter of 2016 compared to $147.2 million, or $0.36 per diluted share, for the first quarter of 2015.

A reconciliation of net income available to common shareholders to FFO and FFO as adjusted is provided in the tables accompanying this press release.

U.S. Operating Results

  Pro-rata occupancy ended the quarter at 95.8%, representing an increase of ten basis points over the first quarter of 2015.
  Pro-rata occupancy for small shop space (under 10,000 square feet) was 88.6%, a 40-basis-point increase from the first quarter of 2015. Anchor tenant occupancy was 98.2% which was consistent with the first quarter of 2015.
  For the first quarter 2016, same-property net operating income (NOI) increased 1.5% compared to the same period in 2015 and includes a 140-basis-point credit loss reduction related to the Sports Authority, Inc. bankruptcy filing. Excluding the impact of the Sports Authority credit reserve, growth in same-property NOI would be 2.9% for the period reported. Kimco reports same-property NOI excluding lease termination fees, straight-line rent adjustments and amortization of above and below market rents and including charges for bad debts.
  Pro-rata rental-rate spreads for new leases and renewals/options increased 19.1% and 6.3%, respectively, with overall rental rate leasing spreads increasing 7.5%.

Investment Activity

The company’s transaction activity remains focused on its 2020 Vision of owning large, high-quality assets in major metro markets, reducing its joint venture portfolio and disposing of assets with low-growth and/or located in secondary markets. The result has been a dramatic upgrade and repositioning of the company’s portfolio.

Acquisitions:

  As previously announced, the company acquired the remaining 50% ownership interest in the Owings Mills Mall (Baltimore-Columbia-Towson metropolitan statistical area or “MSA”) for $11.5 million. Separately, the company also acquired the parcels owned by J.C. Penney Company, Inc. and Macy’s, Inc. for $5.2 million and $7.5 million, respectively. As a result of these transactions, Kimco owns 100% of the Owings Mills Mall and plans to develop a new open-air center in its place.
  Subsequent to the quarter and also previously announced, the company acquired the remaining 45% ownership interest in two signature properties: the Oakwood Plaza shopping center and the Dania Pointe development project, for a gross price of $299.2 million, including the assumption of $100.0 million of mortgage debt.

Dispositions:

  The company continued its exit from Canada with the sale of its interests in seven Canadian shopping centers, totaling 1.7 million square feet, for a gross sales price of USD $322.9 million, including the assignment of USD $119.7 million of existing mortgage debt. Kimco’s share of the sales price and debt assignment was USD $155.3 million and USD $57.5 million, respectively.

  Kimco sold six U.S. properties, totaling 767,000 square feet, for a gross sales price of $107.6 million. The company’s share from these sales was $103.7 million.
  The company also sold four land parcels for a gross sales price of $6.1 million, including the previously announced sale of 9.2 acres in Spring, Texas (Houston-The Woodlands-Sugar Land MSA) to the Target Corporation for the construction of a new store to anchor Kimco’s new 450,000-square-foot Grand Parkway Marketplace.

Capital Activities

Kimco continues its commitment to further strengthening the balance sheet and simplifying its capital structure as part of its 2020 Vision:

  During the first quarter of 2016, the company repaid $401.2 million in consolidated debt, comprised of $101.2 million of secured mortgage debt with a 5.98% weighted average interest rate and $300 million in unsecured notes with a coupon of 5.78%, with proceeds from asset sales, issuance of equity under the ATM program and borrowings under the company’s revolving credit facility.
  Also during the first quarter of 2016, Kimco issued 3.62 million shares of common stock at a weighted average price of $28.08 per share under the company’s ATM program, generating net proceeds of $100.6 million. In addition, from April 1, 2016 until April 13, 2016, Kimco issued an additional 1.34 million shares of common stock under the ATM program at a weighted average price of $28.51 per share, generating net proceeds of $37.9 million.
  The company ended the first quarter with $222 million of cash and cash equivalents with a consolidated net debt to EBITDA as adjusted of 5.9x.

2016 Guidance

Kimco reaffirms its full year 2016 financial, operational and transaction guidance is as follows:

FFO (per diluted share)	$1.54 - $1.62
FFO as adjusted (per diluted share)*	$1.48 - $1.52
Transactional income, net	$25 million - $42 million
U.S. portfolio occupancy	95.7% - 96.2%
U.S. same-property NOI	+2.50% - +3.50%
Acquisitions (Kimco share)	$450 million - $550 million
Dispositions (Kimco share)	$825 million - $975 million

*Excludes Transactional income, net

Dividend Declarations

Kimco’s board of directors declared a quarterly cash dividend of $0.255 per common share, payable on July 15, 2016, to shareholders of record on July 6, 2016 representing an ex-dividend date of July 1, 2016.

The board of directors also declared quarterly dividends with respect to the company’s various series of cumulative redeemable preferred shares (Class I, Class J and Class K). All dividends on the preferred shares will be paid on July 15, 2016, to shareholders of record on July 5, 2016, with an ex-dividend date of June 30, 2016.

Conference Call and Supplemental Materials

Kimco will hold its quarterly conference call on Thursday, April 28, 2016, at 11:00 a.m. EDT. The call will include a review of the company’s first quarter 2016 results as well as a discussion of the company’s strategy and expectations for the future. To participate, dial 1-888-317-6003 (Passcode: 7733021).

A replay will be available through July 28, 2016, by dialing 1-877-344-7529 (Passcode: 10083902). Access to the live call and replay will be available through the company's website at investors.kimcorealty.com.

About Kimco

Kimco Realty Corp. (NYSE: KIM) is a real estate investment trust (REIT) headquartered in New Hyde Park, N.Y., that is North America’s largest publicly traded owner and operator of open-air shopping centers. As of March 31, 2016, the company owned interests in 550 U.S. shopping centers comprising 88 million square feet of leasable space across 36 states and Puerto Rico. Publicly traded on the NYSE since 1991, and included in the S&P 500 Index, the company has specialized in shopping center acquisitions, development and management for more than 50 years. For further information, please visit www.kimcorealty.com, the company’s blog at blog.kimcorealty.com, or follow Kimco on Twitter at www.twitter.com/kimcorealty.

Safe Harbor Statement

The statements in this news release state the company’s and management’s intentions, beliefs, expectations or projections of the future and are forward-looking statements. It is important to note that the company’s actual results could differ materially from those projected in such forward-looking statements. Factors which may cause actual results to differ materially from current expectations include, but are not limited to, (i) general adverse economic and local real estate conditions, (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business, (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms to the company, (iv) the company’s ability to raise capital by selling its assets, (v) changes in governmental laws and regulations, (vi) the level and volatility of interest rates and foreign currency exchange rates and management’s ability to estimate the impact thereof, (vii) risks related to the company’s international operations, (viii) the availability of suitable acquisition, disposition, development and redevelopment opportunities, and risks related to acquisitions not performing in accordance with our expectations, (ix) valuation and risks related to the company’s joint venture and preferred equity investments, (x) valuation of marketable securities and other investments, (xi) increases in operating costs, (xii) changes in the dividend policy for the company’s common stock, (xiii) the reduction in the company’s income in the event of multiple lease terminations by tenants or a failure by multiple tenants to occupy their premises in a shopping center, (xiv) impairment charges and (xv) unanticipated changes in the company’s intention or ability to prepay certain debt prior to maturity and/or hold certain securities until maturity. Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s SEC filings. Copies of each filing may be obtained from the company or the SEC.

The company refers you to the documents filed by the company from time to time with the SEC, specifically the section titled “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2015, as may be updated or supplemented in the company’s Quarterly Reports on Form 10-Q and the company’s other filings with the SEC, which discuss these and other factors that could adversely affect the company’s results. The company disclaims any intention or obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise.

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share information)
(unaudited)

	March 31,	December 31,
	2016	2015
Assets:
Operating real estate, net of accumulated depreciation of $2,155,365 and $2,115,320, respectively	$9,156,544	$9,274,299
Investments and advances in real estate joint ventures	702,586	742,559
Real estate under development	189,811	179,190
Other real estate investments	217,272	215,836
Mortgages and other financing receivables	24,000	23,824
Cash and cash equivalents	222,000	189,534
Marketable securities	5,716	7,565
Accounts and notes receivable	174,005	175,252
Other assets	557,427	536,112
Total assets	$11,249,361	$11,344,171

Liabilities:
Notes payable	$3,660,666	$3,761,328
Mortgages payable	1,501,796	1,614,982
Dividends payable	116,631	115,182
Other liabilities	566,206	584,019
Total liabilities	5,845,299	6,075,511
Redeemable noncontrolling interests	86,705	86,709

Stockholders' equity:
Preferred stock, $1.00 par value, authorized 6,029,100 shares, 32,000 shares issued and outstanding (in series),
Aggregate liquidation preference $800,000	32	32
Common stock, $.01 par value, authorized 750,000,000 shares issued and outstanding 418,281,954 and 413,430,756, shares, respectively	4,183	4,134
Paid-in capital	5,721,011	5,608,881
Cumulative distributions in excess of net income	(550,103)	(572,335)
Accumulated other comprehensive income	7,496	5,588
Total stockholders' equity	5,182,619	5,046,300
Noncontrolling interests	134,738	135,651
Total equity	5,317,357	5,181,951
Total liabilities and equity	$11,249,361	$11,344,171

Condensed Consolidated Statements of Income
(in thousands, except share information)
(unaudited)

	Three Months Ended March 31,
	2016		2015
Revenues
Revenues from rental properties	$293,091		$275,506
Management and other fee income	4,111		7,950
Total revenues	297,202		283,456
Operating expenses
Rent	2,818		3,554
Real estate taxes	34,472		36,072
Operating and maintenance	34,553		33,902
General and administrative expenses	31,929		32,705
Provision for doubtful accounts	3,475		2,297
Impairment charges	5,840		6,391
Depreciation and amortization	84,856		74,569
Total operating expenses	197,943		189,490

Operating income	99,259		93,966

Other income/(expense)
Mortgage financing income	410		1,136
Other expense, net	(580)		(768)
Interest expense	(52,451)		(52,578)
Income from continuing operations before income taxes,
equity in income of joint ventures, gain on change in control
of interests and equity in income of other real estate investments	46,638		41,756

Provision for income taxes, net	(12,112)		(12,717)
Equity in income of joint ventures, net	69,933		97,550
Gain on change in control of interests, net	-		139,801
Equity in income of other real estate investments, net	10,799		14,369
Income from continuing operations	115,258		280,759

Discontinued operations
Loss from discontinued operating properties, net of tax	-		(15)
Impairment/loss on operating properties, net of tax	-		(60)
Loss from discontinued operations	-		(75)
Gain on sale of operating properties, net of tax (1)	26,896		32,055

Net income	142,154		312,739
Income attributable to noncontrolling interests	(1,441)		(2,397)
Net income attributable to the Company	140,713		310,342
Preferred stock dividends	(11,555)		(14,573)
Net income available to the Company's common shareholders	$129,158		$295,769

Per common share:
Income from continuing operations
Basic	$0.31		$0.72
Diluted	$0.31	(2)	$0.71	(2)
Net income: (3)
Basic	$0.31		$0.72
Diluted	$0.31	(2)	$0.71	(2)
Weighted average shares:
Basic	412,630		410,433
Diluted	414,145		415,396

(1)	Included in the calculation of income from continuing operations per common share in accordance with SEC guidelines.
(2)	Reflects the potential impact if certain units were converted to common stock at the beginning of the period. The impact of the conversion would have an anti-dilutive effect on net income and therefore have not been included.
(3)	Adjusted for earnings attributable from participating securities of ($629) and ($1,341) for the quarters ended March 31, 2016 and 2015, respectively.

Reconciliation of Net Income Available to Common Shareholders to
FFO and FFO as Adjusted
(in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2016		2015
Net income available to common shareholders	$129,158		$295,769
Gain on disposition of operating property, net, net of tax and noncontrolling interests	(26,863)		(32,055)
Gain on disposition of joint venture operating properties and change in control of interests	(45,665)		(205,752)
Depreciation and amortization - real estate related	82,451		72,156
Depr. and amort. - real estate jv's, net of noncontrolling interests	13,217		17,707
Impairments of operating properties, net of tax and noncontrolling interests	5,924		5,653
Funds from operations available to common shareholders	158,222		153,478
Transactional income, net	(5,361)		(6,303)
Funds from operations available to common shareholders as adjusted	$152,861		$147,175

Weighted average shares outstanding for FFO calculations:
Basic	412,649		410,433
Units	853		1,484
Dilutive effect of equity awards	1,452		3,393
Diluted	414,954	(1)	415,310	(1)

FFO per common share - basic	$0.38		$0.37
FFO per common share - diluted	$0.38	(1)	$0.37	(1)
FFO as adjusted per common share - diluted	$0.37	(1)	$0.36	(1)

(1) Reflects the potential impact if certain units were converted to common stock at the beginning of the period. Funds from operations would be increased by $217 and $780 for the three months ended March 31, 2016 and 2015, respectively.

Funds from operations is a supplemental non-GAAP measure utilized to evaluate the operating performance of real estate companies. The National Association of Real Estate Investment Trusts (“NAREIT”) defines funds from operations as net income/(loss) attributable to common shareholders computed in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding (i) gains or losses from sales of operating real estate assets and change in control of interests, plus (ii) depreciation and amortization of operating properties and (iii) impairment of depreciable real estate and in substance real estate equity investments and (iv) after adjustments for unconsolidated partnerships and joint ventures calculated to reflect funds from operations on the same basis.

Reconciliation of Income From Continuing Operations to
U.S. Same Property NOI
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2016	2015
Income from continuing operations	$115,258	$280,759
Adjustments:
Management and other fee income	(4,111)	(7,950)
General and administrative expenses	31,929	32,705
Impairment charges	5,840	6,391
Depreciation and amortization	84,856	74,569
Interest and other expense, net	52,621	52,210
Provision for income taxes, net	12,112	12,717
Gain on change in control of interests, net	-	(139,801)
Equity in income of other real estate investments, net	(10,799)	(14,369)
Non same property net operating income	(35,725)	(39,691)
Non-operational expense from joint ventures, net	(25,065)	(33,868)
U.S. Same Property NOI	$226,916	$223,672

U.S. Same Property NOI is a supplemental non-GAAP financial measure of real estate companies’ operating performance and should not be considered an alternative to net income in accordance with GAAP or as a measure of liquidity. U.S. Same Property NOI is considered by management to be important performance measure of Kimco's operations, and management believes that this measure is frequently used by securities analysts and investors as a measure of Kimco's operating performance as this measure includes only the net operating income of properties that have been owned for the entire current and prior year reporting periods including those properties under redevelopment and exclude properties under development and pending stabilization. As such, U.S. Same Property NOI assists in eliminating disparities in net income due to the development, acquisition or disposition of properties during the particular periods presented, and thus provides a more consistent performance measure for the comparison of the operating performance of Kimco's properties.

U.S. Same Property NOI is calculated using revenues from rental properties (excluding straight-line rent adjustments, lease termination fees and above/below market rents and includes charges for bad debt) less operating and maintenance expense, real estate taxes and rent expense, plus Kimco's proportionate share of U.S. Same Property NOI from unconsolidated real estate joint ventures, calculated on the same basis. U.S. Same Property NOI includes all properties that are owned for the entire current and prior year reporting periods and excludes properties under development and properties pending stabilization. Properties are deemed stabilized at the earlier of (i) reaching 90% leased or (ii) one year following their inclusion in operating real estate. Kimco’s method of calculating U.S. Same Property NOI may differ from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

Reconciliation of Projected Diluted Net Income Per Common Share
to Projected Diluted Funds From Operations Per Common Share
(unaudited)

	Projected Range
	Full Year 2016
	Low		High
Projected diluted net income available to common shareholder per share	$	0.81	$	0.92

Projected depreciation & amortization		0.79		0.82

Projected depreciation & amortization real estate joint ventures, net of noncontrolling interests		0.11		0.12

Gain on disposition of operating properties		(0.06)		(0.09)

Gain on disposition of joint venture operating properties, net of noncontrolling interests, and change in control of interests		(0.11)		(0.15)

Impairments of operating properties, net of tax and noncontrolling interests		-		-

Projected FFO per diluted common share	$	1.54	$	1.62

Transactional income, net		(0.06)		(0.10)

Projected FFO, as adjusted per diluted common share	$	1.48	$	1.52

Projections involve numerous assumptions such as rental income (including assumptions on percentage rent), interest rates, tenant defaults, occupancy rates, foreign currency exchange rates (such as the US-Canadian rate), selling prices of properties held for disposition, expenses (including salaries and employee costs), insurance costs and numerous other factors. Not all of these factors are determinable at this time and actual results may vary from the projected results, and may be above or below the range indicated. The above range represents management’s estimate of results based upon these assumptions as of the date of this press release.

CONTACT:
Kimco Realty Corporation
David F. Bujnicki
Senior Vice President, Investor Relations and Strategy
1-866-831-4297